UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2014

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On March 28, 2014, CoreLogic, Inc., a Delaware corporation (“Corelogic” or the “Company”), filed with the Securities and Exchange Commission a Current Report on Form 8-K (“March 8-K”) to report the acquisition of (1) all of the issued and outstanding equity interests of Decision Insight Information Group (U.S.) I, Inc. and Decision Insight Information Group (U.S.) III, LLC; (2) the credit, flood and automated valuation model assets of DataQuick Lending Solutions, Inc. (“DQLS”); and (3) certain intellectual property assets of Decision Insight Information Group S.à r.l. and assumed certain transferred liabilities (collectively, the "Transaction"). This Form 8-K/A amends the March 8-K to include the financial information required by Item 9.01 of Form 8-K with respect to the Transaction.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.

(i)
The audited balance sheet of the acquired businesses (a carve-out of Property Data Holdings, Ltd.) as of December 31, 2013, the related combined carve-out statements of operations and parent company investment and cash flow for the year then ended, the notes thereto and the related auditor’s report of KPMG LLP, Chartered Accountants, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro Forma Financial Information. The following unaudited pro forma financial information to give effect to the Transaction is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2013.

(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the Fiscal Year Ended December 31, 2013.

(iii)	Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of KPMG LLP Chartered Accountants for the acquired businesses (a carve-out of Property Data Holdings, Ltd.) (filed herewith).

99.1	Press Release, dated March 25, 2014 (furnished with the March 8-K).

99.2
The audited balance sheet of the acquired businesses (a carve-out of Property Data Holdings, Ltd.) as of December 31, 2013 and the related combined statements of operations and parent company investment, and cash flow for the year then ended (filed herewith).

99.3	Unaudited Pro Forma Condensed Combined Financial Statements (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	May 5, 2014	By:	/s/ Frank D. Martell
		Name:	Frank D. Martell
		Title:	Chief Financial Officer